Exhibit 1.1

7,000,000 Shares

LCC INTERNATIONAL, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

November 24, 2003

CIBC World Markets Corp. and

Punk, Ziegel & Company, L.P.

as Representatives of the several

Underwriters named in Schedule I hereto

c/o CIBC World Markets Corp.

417 5th Avenue, 2nd Floor

New York, New York 10016

Ladies and Gentlemen:

LCC International, Inc., a Delaware corporation (the “Company”) and the persons listed on Schedule II hereto (the “Selling Stockholders”), propose, subject to the terms and conditions set forth in this Underwriting Agreement (the “Agreement”), to sell to you and the other underwriters named on Schedule I to this Agreement (collectively, the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 7,000,000 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”). Of the 7,000,000 Firm Shares, 2,000,000 are to be issued and sold by the Company and 5,000,000 are to be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,050,000 shares (the “Option Shares”) of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-108575), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary

Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $3.895 per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof. Each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters, at the Initial Price, the number of Firm Shares set forth opposite the name of such Selling Stockholder under the column “Number of Firm Shares to be Sold by Each Selling Stockholder” on Schedule II to this Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Selling Stockholders” on Schedule II to this Agreement, subject to adjustment in accordance with Section 9 hereof.

(b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (as adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of CIBC World Markets Corp., One World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company for the shares purchased from the Company and to the Selling Stockholders for the shares purchased from the Selling Stockholders, against delivery of the respective certificates therefor to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(e) Certificates evidencing the Shares to be sold by the Company shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter. The Company will cause the certificates representing the Shares to be sold by the Company to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is the statements contained in the second, fourth, tenth and last (in so far as it relates to statements by the Underwriters) paragraphs under the caption “Underwriting” in the Prospectus.

(b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement (except for the absence of footnote disclosures and year-end adjustments not material in amount in the Company’s unaudited interim financial statements), have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected consolidated financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

(d) KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

(e) The Company and each of its Subsidiaries (as hereinafter defined) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each such subsidiary or other entity controlled directly or indirectly by the Company (individually, a “Subsidiary” and, collectively, “Subsidiaries”) is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(f) The Company and each Subsidiary has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including, but not limited to, those required under applicable Environmental Laws (as hereinafter defined) (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each Subsidiary has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(g) The Company and each Subsidiary owns or possesses legally enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither the Company nor any Subsidiary has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(h) The Company and each Subsidiary has good and marketable title in fee simple to all real property, and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. Any real property and buildings described in the Registration Statement or Prospectus as being held under lease by the Company or any Subsidiary is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) the Company has not suffered a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as described therein, neither the Company nor any Subsidiary has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except securities issued pursuant to employee stock option or stock purchase plans or such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

(i) There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect (except for the contracts between the Company and XM Satellite Radio which have expired by their terms) and is valid and enforceable by and against the Company or its Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Neither the Company nor any Subsidiary, if such Subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary, if such Subsidiary is a party thereto, of any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or its properties or business or any Subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(j) Neither the Company nor any Subsidiary is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

(k) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of that portion of the Shares to be issued and sold by it pursuant to Section 1(a) or 1(b) of this Agreement) will (i) violate any provision of the charter or by-laws of the Company or any Subsidiary, or (ii) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect, and except for such rights to terminate or accelerate, conflicts, breaches, defaults, requirements for consent or waiver, liens, charges, encumbrances, franchises, licenses, permits, judgments, decrees, orders, statutes, rules, regulations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(l) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in writing to the Representatives regarding a Subsidiary, there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any Subsidiary or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any Subsidiary is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued, and all outstanding membership interests for each Subsidiary that is a limited liability company, are fully paid and nonassessable and, except for 49% of Detron LCC Network Services, B.V. and 51% of Beijing LCC Bright Oceans Communications Co., Ltd., are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

(m) Other than certain of the Selling Stockholders as described in the Registration Statement and Prospectus, no holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule III has delivered to the Representatives such person’s or entity’s written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (each a “Lock-up Agreement” and, collectively, the “Lock-up Agreements”).

(n) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale by the Company of that portion of the Shares to be issued and sold by it pursuant to Section 1(a) and (b) of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(o) Neither the Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or any Subsidiary and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and, except as otherwise disclosed in writing to the Representatives, has no reason to believe that such officers will not remain in the employment of the Company.

(p) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(q) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of any of the Shares.

(r) The Company and each Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor, to the Company’s knowledge, are there any material proposed additional tax assessments against the Company or any Subsidiary.

(s) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System, subject to official Notice of Issuance.

(t) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

(u) The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiaries. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary or the Company’s or any Subsidiary’s respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(w) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(x) To the Company’s knowledge, there are no affiliations with the NASD among the Company’s officers, directors or any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

(y) (i) The Company and each Subsidiary is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor any Subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) to the Company’s knowledge, no facts currently exist that will require the Company or any Subsidiary to make future material capital expenditures to comply with Environmental Laws; and (iv) to the Company’s knowledge, no property which is or has been owned, leased or occupied by the Company or any Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the CER, CLA 1980.

(z) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa) The Company, to the Company’s knowledge, or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or any Subsidiary, has not, directly or indirectly, while acting on behalf of the Company or such Subsidiary (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(bb) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(dd) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(ee) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

3. Representations and Warranties of the Selling Stockholders.

(a) Each of the Selling Stockholders, severally and not jointly, hereby represents and warrants to each Underwriter as of the date hereof and as of the Firm Shares Closing Date, as follows:

(i) Such Selling Stockholder has caused certificates for the number of Shares to be sold by such Selling Stockholder hereunder to be delivered to American Stock Transfer & Trust Company (the “Custodian”), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated on or about November 7, 2003 among the Custodian and the Selling Stockholders substantially in the form attached hereto as Exhibit B (the “Custody Agreement”).

(ii) Such Selling Stockholder has granted an irrevocable power of attorney substantially in the form attached hereto as Exhibit C (the “Power of Attorney”) to the person named therein, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby, and to deliver or cause to be delivered, the Shares to be sold by such Selling Stockholder pursuant hereto.

(iii) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

(iv) The execution and delivery by such Selling Stockholder of this Agreement and the performance by such Selling Stockholder of its obligations under this Agreement, including the sale and delivery of the Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or the passage of time or both, (A) violate or contravene any provision of the charter or bylaws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable law, statute, regulation, or filing or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, (B) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to the terms of any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling

Stockholder is subject, or (C) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement other than filings pursuant to Sections 13 or 16 of the Exchange Act.

(v) Such Selling Stockholder has, and on the Firm Shares Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

(vi) Such Selling Stockholder has, and on the Firm Shares Closing Date will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided by this Agreement.

(vii) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, assuming each Underwriter has no notice of any adverse claim, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance.

(viii) All information relating to such Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement and Prospectus is, and on the Firm Shares Closing Date will be, true, correct, and complete, and does not, and on the Firm Shares Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(ix) The sale of Shares by such Selling Stockholder pursuant to this Agreement is not prompted by such Selling Stockholder’s knowledge of any material information concerning the Company or any Subsidiary which is not set forth in the Prospectus.

(x) Such Selling Stockholder has neither taken nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(b) Neither RF Investors, L.L.C. nor Telcom Ventures, L.L.C. has actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any material respect.

4. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

(b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c) The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations and warranties of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date as if made on such date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement and the Prospectus and, to the best of their knowledge (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e) The Representatives shall have received on the Firm Shares Closing Date a certificate, addressed to the Representatives and dated as of the Firm Shares Closing Date, of each Selling Stockholder to the effect that: (i) the representations and warranties of each Selling Stockholder in this Agreement were true and correct when made and are true and correct as of the Firm Shares Closing Date as if made on such date; (ii) each Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) each Selling Stockholder has carefully examined the Registration Statement and the Prospectus and, to the best of the knowledge of such Selling Stockholder, (A) with respect to the information relating to such Selling Stockholder, as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred with respect to such Selling Stockholder which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus.

(f) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from KPMG LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) The Representatives shall have received on each Closing Date from Hogan & Hartson L.L.P., counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance satisfactory to the Representatives.

(h) The Representatives shall have received on the Firm Shares Closing Date from the respective counsel for each of the Selling Stockholders, an opinion, addressed to the Representatives and dated such Firm Shares Closing Date, in form and substance satisfactory to the Representatives.

(i) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel, and the Representatives shall have received from Hale and Dorr LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Hale and Dorr LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule III hereto.

(k) The Company shall have filed the Notification Form for Listing of Additional Shares with the Nasdaq National Market with respect to the Shares.

(l) The Company and each Selling Stockholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

5. Covenants of the Company.

(a) The Company covenants and agrees as follows:

(i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii) Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plans or bonus plans or employee stock purchase plan as described in the Registration Statement and the Prospectus.

(ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

(x) During the period from the date hereof until the Firm Shares Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of CIBC World Markets Corp., which consent shall not be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(xi) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) the filing of Notification Form for Listing of Additional Shares with the Nasdaq National Market in respect to the Shares; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

(c) The Selling Stockholders, severally but not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

6. Indemnification.

(a) (i) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter that failed to deliver a Prospectus (as then amended or supplemented and provided by the Company to the several Underwriters in the requested quantity and on a timely basis to permit proper delivery on or prior to the applicable Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged misstatement or omission was cured in such Prospectus and such Prospectus was required by law to have been delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company and Selling Stockholders may otherwise have.

(ii) Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to the Company in writing by such Selling Stockholder specifically for use therein; provided, however, that the aggregate obligation of each Selling Stockholder to indemnify each Underwriter (including any controlling person thereof) shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from such Underwriter from the sale of Shares hereunder; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter that failed to deliver a Prospectus (as then amended or supplemented and provided by the Company to the several Underwriters in the requested quantity and on a timely basis to permit proper delivery on or prior to the applicable Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged misstatement or omission was cured in such Prospectus and such Prospectus was required by law to have been delivered at or prior to the written confirmation of sale to such person.

(b) Each Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Stockholders (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder and (ii) in no case shall any Selling Stockholder be liable or responsible for any amount in excess of the aggregate net proceeds of the sale of Shares received by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or any Selling Stockholders, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

8. Termination.

(a) This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling

Stockholders at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to any of its provisions, neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or any Selling Stockholder, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

9. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company and the Selling Stockholders shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders, and without liability on the part of the Company or the Selling Stockholders, except as provided in Sections 5(b), 6, 7 and 8. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or any of the Selling Stockholders, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016 Attention: Jennifer Aranoff, Esq., with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, Attention: Philip P. Rossetti, Esq., (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, DC 20004, Attention: Joseph G. Connolly, Jr., Esq., (c) if to RF Investors, L.L.C. or to Telcom Ventures, L.L.C., to Dr. Rajendra Singh, c/o Telcom Ventures, L.L.C., 7925 Jones Branch Drive, McLean, Virginia 22102 with a copy to Steel Hector & Davis LLP, 200 S. Biscayne Blvd, Suite 4100, Miami, FL 33131, Attention: Hal B. Perkins, Esq., (d) if to MCI WORLDCOM Network Services, Inc., to Douglas Webster, c/o MCI WORLDCOM Network Services, Inc., 22001 Loudoun County Parkway, Ashburn, Virginia 20147, with a copy to Anastasia D. Kelly, Esq., General Counsel, 22001 Loudoun County Parkway, Ashburn, Virginia 20147 and (e) if to Carlyle-LCC Investors I, L.P., Carlyle-LCC Investors II, L.P., Carlyle-LCC Investors III, L.P., Carlyle-LCC Investors IV(E), L.P., TCG Holdings, L.L.C., MDLCC Investors, L.L.C., and TC Group, L.L.C., to John Harris, c/o The Carlyle Group, 1001 Pennsylvania Ave., NW, Washington, DC 20004 with a copy to Latham & Watkins L.L.P., 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004, Attention: David McPherson, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,
ISSUER
LCC INTERNATIONAL, INC.
By:
Name:
Title:

SELLING STOCKHOLDERS
MCI WORLDCOM Network Services, Inc.
By:
Name:
Title:

RF Investors, L.L.C.
By:
Name:
Title:

Telcom Ventures, L.L.C.
By:
Name:
Title:

Carlyle-LCC Investors I, L.P.
By:
Name:
Title:

Carlyle-LCC Investors II, L.P.

By:
Name:
Title:

Carlyle-LCC Investors III, L.P.

By:
Name:
Title:

Carlyle-LCC Investors IV(E), L.P.

By:
Name:
Title:

MDLCC Investors, L.L.C.

By:
Name:
Title:

Confirmed:

CIBC WORLD MARKETS CORP.

Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

By CIBC WORLD MARKETS CORP.

By:
Name:
Title:

SCHEDULE I

Name		Number of Firm Shares to Be Purchased from the Company
CIBC World Markets Corp.		1,511,250
Punk, Ziegel & Company, L.P.		438,750
Friedman, Billings, Ramsey & Co., Inc.		25,000
Legg Mason Wood Walker, Incorporated		25,000

	Total	2,000,000

Sch I - 1

SCHEDULE II

Name of Selling Stockholders		Number of Firm Shares to Be Sold by Each Selling Stockholder
RF Investors, L.L.C.		845,087
Telcom Ventures, L.L.C.		1,676,797
MCI WORLDCOM Network Services, Inc.		1,420,550
Carlyle-LCC Investors I, L.P.		335,502
Carlyle-LCC Investors II, L.P.		241,549
Carlyle-LCC Investors III, L.P.		134,184
Carlyle-LCC Investors IV(E), L.P.		325,053
MDLCC Investors, L.L.C.		21,278

	Total	5,000,000

Name of Underwriter		Number of Firm Shares to Be Purchased from the Selling Stockholders
CIBC World Markets Corp.		3,778,125
Punk, Ziegel & Company, L.P.		1,096,875
Friedman, Billings, Ramsey & Co., Inc.		62,500
Legg Mason Wood Walker, Incorporated		62,500

	Total	5,000,000

Sch II - 1

SCHEDULE III

Lock-up Signatories

RF Investors, L.L.C.

Telcom Ventures, L.L.C.

MCI WORLDCOM Network Services, Inc.

Carlyle-LCC Investors I, L.P.

Carlyle-LCC Investors II, L.P.

Carlyle-LCC Investors III, L.P.

Carlyle-LCC Investors IV(E), L.P.

TCG Holdings, L.L.C.

MDLCC Investors, L.L.C.

TC Group, L.L.C.